UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 2, 2005

Quest Software, Inc.

(Exact name of registrant as specified in its charter)

California	000-26937	33-0231678
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Polaris Way, Aliso Viejo, California	92656
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 754-8000

8001 Irvine Center Drive, Irvine, California 92618

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On August 4, 2005, Quest Software, Inc. (“Quest”) issued a press release announcing operating results for the quarter ended June 30, 2005. This press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, unless Quest specifically incorporates the foregoing information into those documents by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 2, 2005, Quest’s Board of Directors approved amendments to Article II of Quest’s Bylaws to add (i) new Section 2.14 containing guidelines for conducting business at shareholder meetings and (ii) new Section 2.15 containing advance notice procedures for shareholder proposals and director nominations. The Bylaw amendments also included certain conforming changes elsewhere in Article II to recognize and give effect to the addition of these new sections.

The foregoing description of the Bylaw amendments is not intended to be complete, and is qualified in its entirety by reference to the full text of the Bylaws, as amended, included as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

3.1	Bylaws of Quest Software, Inc., as amended

99.1	Press release issued by Quest Software, Inc. on August 4, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEST SOFTWARE, INC.

Date: August 4, 2005	By:	/s/ Michael J. Lambert
Michael J. Lambert
Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description
3.1	Bylaws of Quest Software, Inc., as amended

99.1	Press release issued by Quest Software, Inc. on August 4, 2005.